Exhibit 10.35
OPTION GRANT NOTICE
UNDER THE
GATES INDUSTRIAL CORPORATION PLC
2018 OMNIBUS INCENTIVE PLAN
Gates Industrial Corporation plc (the “Company”), pursuant to its 2018 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), hereby grants to the Participant set forth below the number of Options (each Option representing the right to purchase one Ordinary Share) set forth below, at an Exercise Price per share as set forth below. The Options are subject to all of the terms and conditions as set forth herein, in the Option Agreement (attached hereto), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant:	[Insert Participant Name]

Date of Grant:	[Insert Grant Date]

Number of Options:	[Insert Number of Options]

Exercise Price:	[Insert Exercise Price]

Option Period Expiration Date:	[Insert Expiration Date]

Type of Option:	Non-qualified Stock Option

Vesting Schedule:	Provided that the Participant has not undergone a Termination prior to the time of each applicable vesting date (or event):

•	1/3 of the Options will vest and become exercisable on the first anniversary of the grant date;

•	1/3 of the Options will vest and become exercisable on the second anniversary of the grant date; and

•	the remaining unvested Options will vest and become exercisable on the third anniversary of the grant date;
provided, however, that in the event that (i) prior to a Change in Control, the Participant undergoes a Termination as a result of such Participant’s death or Disability, or (ii) on or following a Change in Control, such Participant undergoes a Termination by the Service Recipient without Cause, by such Participant by reason of Constructive Termination (as defined in the Company’s Executive Change in Control Plan), or as a result of such Participant’s death or Disability, such Participant shall fully vest in such Participant’s Options to the extent not then vested or previously forfeited or cancelled.
*    *    *

[Signature Page Option Award]

GATES INDUSTRIAL CORPORATION PLC
___________________________________
By: Jamey S. Seely
Title: Executive Vice President, General Counsel & Corporate Secretary

[Signature Page Option Award – Executive Officer]

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS OPTION GRANT NOTICE, THE OPTION AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF OPTIONS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS OPTION GRANT NOTICE, THE OPTION AGREEMENT AND THE PLAN.
PARTICIPANT1

______________________________

_____________________________________
1 To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant's signature hereto.

[Signature Page Option Award – Executive Officer]

OPTION AGREEMENT
UNDER THE
GATES INDUSTRIAL CORPORATION PLC
2018 OMNIBUS INCENTIVE PLAN
Pursuant to the Option Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Option Agreement (this “Option Agreement”) and the Gates Industrial Corporation plc 2018 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), Gates Industrial Corporation plc (the “Company”) and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.
1. Grant of Option. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Options provided in the Grant Notice (with each Option representing the right to purchase one Ordinary Share), at an Exercise Price per share as provided in the Grant Notice. The Company reserves all rights with respect to the granting of additional Options hereunder and makes no implied promise to grant additional Options.
2. Vesting. Subject to the conditions contained herein and in the Plan, the Options shall vest as provided in the Grant Notice.
3. Exercise of Options Following Termination. Unless otherwise provided by the Committee, in the event of: (a) a Participant’s Termination by the Service Recipient for Cause, all outstanding Options granted to such Participant shall immediately terminate and expire; (b) a Participant’s Termination due to death or Disability, each outstanding unvested Option granted to such Participant shall immediately fully vest and become exercisable, and each outstanding vested Option shall remain exercisable for one year thereafter (but in no event beyond the expiration of the Option Period); (c) a Participant’s voluntary Termination (other than by reason of Constructive Termination following a Change in Control), each outstanding unvested Option granted to such Participant shall immediately terminate and expire, and each outstanding vested Option shall remain exercisable until the later of (i) 60 days after the date of Termination, or (ii) if the Termination occurs during or up to seven days before a blackout under the Company’s Securities Trading Policy, then 30 days after such blackout period ends (but in no event beyond the expiration of the Option Period); (d) a Participant’s Termination by the Service Recipient without Cause or by such Participant by reason of Constructive Termination, in each case, following a Change in Control, each outstanding unvested Option granted to such Participant shall immediately fully vest and become exercisable, and each outstanding vested Option shall remain exercisable until the later of (i) 90 days after the date of Termination, or (ii) if the Termination occurs during or up to seven days before a blackout under the Company’s Securities Trading Policy, then 30 days after such blackout period ends (but in no event beyond the expiration of the Option Period); and (e) a Participant’s Termination for any other reason, each outstanding unvested Option granted to such Participant shall immediately terminate and expire, and each outstanding vested Option shall remain exercisable until the later of (i) 90 days after the date of Termination, or (ii) if the Termination occurs during or up to seven days before a blackout under the Company’s Securities Trading Policy, then 30 days after such blackout period ends (but in no event beyond the expiration of the Option Period).
4. Method of Exercising Options. The Options may be exercised by the delivery of notice of the number of Options that are being exercised accompanied by payment in full of the Exercise Price applicable to the Options so exercised. Such notice shall be delivered either (a) in writing to the Company at its principal office or at such other address as may be established by the Committee, to the attention of the Company’s General Counsel; or (b) to a third-party plan administrator as may be arranged for by the Company or the Committee from time to time for purposes of the administration of outstanding Options under the Plan, in the case of either (a) or (b), as communicated to the Participant by the Company from time to time. Payment of the aggregate Exercise Price may be made using any of the methods described in Section 7(d)(i) or (ii) of the Plan.
5. Issuance of Ordinary Shares. Following the exercise of an Option hereunder, as promptly as practicable after receipt of such notification and full payment of such Exercise Price and any required income or other tax withholding amount (as provided in Section 9 hereof), the Company shall issue or transfer, or cause such issuance or transfer, to the Participant the number of Ordinary Shares with respect to which the Options have been so exercised, and shall either (a) deliver, or cause to be delivered, to the Participant a certificate or certificates therefor, registered in the Participant’s name or (b) cause such Ordinary Shares to be credited to the Participant’s account at the third-party plan administrator.

6. Participant. Whenever the word “Participant” is used in any provision of this Option Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Options may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.
7. Non-Transferability. The Options are not transferable by the Participant except to Permitted Transferees in accordance with Section 13(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the Options, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Options shall terminate and become of no further effect.
8. Rights as Shareholder. The Participant or a Permitted Transferee of the Options shall have no rights as a shareholder with respect to any Ordinary Share covered by an Option until the Participant shall have become the holder of record or the beneficial owner of such Ordinary Share, and no adjustment shall be made for dividends or distributions or other rights in respect of such Ordinary Share for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.
9. Tax Withholding. The provisions of Section 13(d) of the Plan are incorporated herein by reference and made a part hereof.
10. Notice. Every notice or other communication relating to this Option Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s General Counsel, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.
11. No Right to Continued Service. This Option Agreement does not confer upon the Participant any right to continue as an employee or service provider to the Service Recipient.
12. Binding Effect. This Option Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.
13. Waiver and Amendments. Except as otherwise set forth in Section 12 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Option Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.
14. Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein or in the Plan, if the Participant has engaged in or engages in any Detrimental Activity, then the Committee may, in its sole discretion, take actions permitted under the Plan, including: (i) canceling the Options; or (ii) requiring that the Participant forfeit any gain realized on the exercise of the Options or the disposition of any Ordinary Shares received upon exercise of the Options, and repay such gain to the Company. In addition, if the Participant receives any amount in excess of what the Participant should have received under the terms of this Option Agreement for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all Options shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable law.

15. Governing Law/Venue. This Option Agreement shall be construed and interpreted in accordance with the laws of the State of Colorado, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Option Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Option Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Colorado.
16. Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Option Agreement (including the Grant Notice), the Plan shall govern and control.

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